ING FOCUS FUND
                            ING GROWTH & INCOME FUND
                                ING INTERNET FUND
                            ING LARGE CAP GROWTH FUND
                             ING MID CAP GROWTH FUND
                            ING SMALL CAP GROWTH FUND
                          ING TAX EFFICIENT EQUITY FUND
                            ING EMERGING MARKETS FUND
                            ING EUROPEAN EQUITY FUND
                           ING GLOBAL BRAND NAMES FUND
                         ING GLOBAL COMMUNICATIONS FUND
                     ING GLOBAL INFORMATION TECHNOLOGY FUND
                          ING INTERNATIONAL EQUITY FUND
                           ING INTERMEDIATE BOND FUND
                           ING INTERNATIONAL BOND FUND
                            ING HIGH YIELD BOND FUND
                              ING MONEY MARKET FUND
                        ING NATIONAL TAX-EXEMPT BOND FUND
                    (EACH A "FUND", COLLECTIVELY THE "FUNDS")
                         7337 East Doubletree Ranch Rd.
                            Scottsdale, Arizona 85258
                                 (800) 992-0180

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 20, 2001

To the Shareholders:

     You should have recently received proxy materials for a Special Meeting of Shareholders of the Funds, which was scheduled to be held on February 22, 2001. Please be advised that the meeting has been rescheduled for March 20, 2001 at 1:00 p.m., local time, at 7337 East Doubletree Ranch Road, Scottsdale, Arizona. The meeting will be held for the following purposes:

     * To elect nine trustees to serve until their successors are elected and qualified;

     * For shareholders of each Fund to ratify the appointment of Ernst & Young LLP as independent auditors for each Fund for the fiscal year ending October 31, 2001; and

     * To transact such other business as may properly come before the Meeting of Shareholders or any adjournments thereof.

     Shareholders of record at the close of business on December 26, 2000 are entitled to notice of, and to vote at, the Meeting. PLEASE COMPLETE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD so that a quorum will be present and a maximum number of shares may be voted. If you already submitted the proxy card you previously received for the Funds, it is not necessary to complete, sign and return the enclosed proxy card to have your shares voted at the meeting. If you are present at the meeting, you may change your vote, if desired, at that time.

                                   By Order of the Board of Trustees


February 20, 2001                  JAMES M. HENNESSY, Secretary